Exhibit 10.28

OMB Control No. 3245-0367 Expiration Date: 04/30/2010

FIRST LIEN POSITION 504 LOAN POOL GUARANTEE AGREEMENT

This Agreement is entered into as of _________________________________, among

______________________________________________________________ (Seller),

______________________________________________________________ (Pool Originator),

______________________________________________________________ (Pool Investor),

______________________________________________________________ (Pool Investor),

______________________________________________________________ (Pool Investor)*,

___________________________________________________ (Central Servicing Agent), and

______US Small Business Administration_______________________________ (SBA)

regarding the sale of the Pool Loan associated with the SBA 504 Loan number

____________________________________.

* Add an attachment to this Agreement listing additional Pool Investors with Tax Identification Numbers for such Pool Investors, and additional signature pages for such Pool Investors, and such attachment is hereby incorporated into this Agreement by reference.

(For definitions of capitalized terms see Appendix A)

WITNESSETH

WHEREAS, by entering into this Agreement, the parties are participating in a secondary market program established pursuant to section 503 of the American Recovery and Reinvestment Act of 2009 (Program);

WHEREAS, a Third Party Loan has been made by a Third Party Lender under the Loan Program Requirements applicable to it pursuant to the Small Business Administration’s 504 Loan Program authorized by Title V of the Small Business Investment Act of 1958 (such Loan Program Requirements include the regulations set forth in Part 120 of Title 13 of the Code of Federal Regulations and the Third Party Lender Agreement (SBA Form 2287));

WHEREAS, Pool Originator intends to Pool the Third Party Loan, which Pool Originator represents is eligible to be Pooled pursuant to Program Rules and Regulations;

WHEREAS, the eligible Third Party Loan that the Pool Originator either (i) purchases and Pools, or (ii) Pools pursuant to this Agreement is hereinafter referred to as the Pool Loan;

WHEREAS, if Pool Originator does not own the Pool Loan prior to executing this Agreement, Seller is selling, and Pool Originator is purchasing, an 85% or less Loan Interest in the Pool Loan;

SBA Form 2401 (9-09)

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WHEREAS, Central Servicing Agent (CSA) is settling the purchase and sale of that Loan Interest and is acting as the agent for the Small Business Administration;

WHEREAS, if Pool Originator owns the Pool Loan prior to executing this Agreement, the same entity that executes this Agreement as Pool Originator has executed this Agreement as Seller, and that entity shall have all of the rights and responsibilities of both Pool Originator and Seller pursuant to this Agreement;

WHEREAS, Pool Originator directs the division and transfer of its Loan Interest into two portions of a single Pool;

WHEREAS, one portion of the Pool consists of a percentage of the Pool Originator’s Loan Interest in the Pool Loan combined with Loan Interests in other eligible Third Party Loans (also referred to herein as First Lien Position 504 Loans) that the Pool Originator will retain ownership in for the life of the Pool and which is not guaranteed by SBA;

WHEREAS, the other portion of the Pool consists of a percentage of the Pool Originator’s Loan Interest in the Pool Loan combined with Loan Interests in other First Lien Position 504 Loans that the Pool Originator sells to Pool Investors and which SBA guarantees pursuant to this Agreement;

WHEREAS, CSA implements the formation of the Pool;

WHEREAS, CSA issues Seller a Seller Receipt for its retained Loan Interest which shall not equal less than 15% of the Pool Loan;

WHEREAS, CSA issues Pool Originator a Pool Originator Receipt for its retained Loan Interests in the unguaranteed portion of the Pool which shall not equal less than 5% of the aggregate of the total outstanding principal balance of the Pool Loan and each First Lien Position 504 Loan with a Loan Interest in the Pool as calculated at the time of Pool formation;

WHEREAS, CSA issues to each Pool Investor a Pool Certificate representing a beneficial fractional interest in the SBA-guaranteed portion of the Pool;

WHEREAS, all Loan Receivables from the Pool Loan and the other First Lien Position 504 Loans with Loan Interests in the Pool, are to be forwarded to the CSA, whether or not such payment is attributable to Loan Interests in the Pool;

WHEREAS, CSA distributes all Loan Receivables on a pro rata basis based on the percentage of the Loan Interest backing the Seller Receipt, Pool Originator Receipt, and each Pool Certiticate to the Seller, Pool Originator, and each Pool Investor, respectively, less applicable fees;

WHEREAS, As required by the Federal Credit Reform Act, SBA receives from the payments directed by the CSA to Pool Investors the Ongoing Guarantee Fee equal to a certain percentage of the Loan Interest of the Pool guaranteed by SBA to cover expected losses incurred by SBA in connection with its unconditional timely payment guarantee of the Pool of Loan Interests backing the Pool Certificates and the operation of the Program;

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WHEREAS, Seller services and liquidates the Pool Loan pursuant to this Agreement;

WHEREAS, Seller has the obligation to reimburse SBA for losses incurred relating to its guarantee based on Seller’s improper actions pursuant to this Agreement.

NOW, THEREFORE, in consideration of these premises, the parties agree as follows;

1.          Definitions and Use of Words and Phrases.  For all purposes of this Agreement, capitalized terms used herein shall have the meanings set forth in Appendix A, unless the context clearly indicates otherwise. “Herein”, “hereby”, “hereunder”, “hereof”, “hereinafter” and other equivalent words refer to this Agreement as a whole and not solely to the particular paragraph or section of this Agreement in which any such word is used.

2. Seller.

(a) Seller certifies that the following information regarding the Pool Loan is true and correct as of the date of Seller’s execution of this Agreement:

(1) Date of Pool Note___________________________

(2) Original Face Amount $______________________

(3) Outstanding Principal Amount of Pool Loan $___________________________________________________

(4) Seller’s retained Loan Interest in the Pool Loan $________________________________________ which is___________ % of the Pool Loan (the amount listed must equal 15% or more of the Pool Loan)

(5) Date of first disbursement of Pool Loan        _____________________________________

Date of final disbursement of Pool Loan_______________________________

(6) Pool Loan has a [     ] fixed rate or [     ] variable rate (check one)

(7) Base rate if the Pool Loan has a variable interest rate:________________

(8) Frequency of interest fluctuation: (e.g. monthly, quarterly, etc):________________________________

(9) Base Rate plus Spread :________________ (Gross Note Rate)

(10)         Lender/Servicing Fee:_________________

(11)         Net Note Rate:____________________ (Gross Rate less Servicing Fee)

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(12)         SBA Ongoing Fee:________ % (fee is 16.7 basis points for pools formed between 10/1/09 and 9/30/10. Fee will be announced for pools formed after 9/30/10 at a later date.)

(13)         Investor Rate:_________________________(Net Rate less Ongoing Fee)

(14)         Interest is paid to, but not Including__________________________________________________.

(15)         Interest is calculated on [    ] 30/360 or [    ] Actual Days/365 [    ] Other: Specify___________

(16)         That the Pool Loan: (i) Is (A) a Third Party Loan, (B) made by a private sector lender, and (C) secured by a first lien on the Project Property; (ii) Is part of a 504 financing that is comprised of only one Third Party Loan and one CDC 504 loan which was funded by a Debenture sold on or after February 17,2009; (iii) Is Current and has been Current for the six-month-period immediately prior to the date the Pool is formed or for the life of the Pool Loan, whichever time period is shorter; (iv) Was made and closed in a commercially reasonable manner, consistent with prudent lending standards (see also paragraph 2(a)((13)); (v) Is not (A) to a business deriving more than one-third of its gross annual revenue from legal gambling activities; (B) to a casino, gambling establishment, or casino hotel; (C) for financing the acquisition, construction or renovation of an aquarium, zoo, golf course, or swimming pool; or (D) to a business covered by a six-digit North American Industry Classification System (NAICS) code for casinos — 713210 (“Casinos (Except Casino Hotels)”); casino hotels — 721120 (“Casino Hotels”); other gambling institutions — 713290 (‘‘Other Gambling Industries”); golf courses — 713910 (“Golf Courses and Country Clubs”); or aquariums and zoos — 712130 (“Zoos and Botanical Gardens’’);

(17) That the Pool Loan has been made and closed in a commercially reasonable manner, consistent with prudent lending standards, and in accordance with applicable Program Rules and Regulations, Loan Program Requirements applicable to the Third Party Lender that made the Pool Loan, and the Third Party Lender Agreement executed by such Third Party Lender in connection with the Pool Loan;

(18) The original Pool Note has the following legend at the top of its first page “_____________% percent of this Pool Loan has been sold for value”;

(19) Seller has delivered or hereby delivers to CSA a photocopy of the Pool Note and any modifications thereto with additional legend language stating that the photocopy of the Pool Note is a true and correct copy of the original Pool Note; and

(20) That Seller has obtained the “Authorization Agreement for Preauthorization Payment (debit)” from Borrower directing Borrower payments due under the Pool Note to the CSA by Automated Clearing House (ACH) or Federal Fund Wire transfer if ACH is not available, or as approved by the CSA in writing.

(b) Seller agrees to remain obligated for servicing and liquidating the Pool Loan until the Pool Loan is repaid in full unless SBA provides written approval or notice to the contrary.

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(c) Seller agrees that SBA is entitled to recover from Seller any losses incurred by SBA on its guarantee of a Pool if such losses resulted because the Third Party Lender did not make or close the Pool Loan in a commercially reasonable manner, consistent with prudent lending standards, and in accordance with applicable Program Rules and Regulations, Loan Program Requirements applicable to the Third Party Lender that originated the Pool Loan, and the Third Party Lender Agreement executed by such Third Party Lender in connection with the Pool Loan (see also paragraph 2(i)).

(d) Seller agrees that SBA is entitled to recover from Seller any losses incurred by SBA on its guarantee of a Pool if such losses resulted because the Pool Loan was not serviced or liquidated by the Seller or any other entity in a commercially reasonable manner, consistent with prudent lending standards, and in accordance with applicable Program Rules and Regulations, Loan Program Requirements applicable to the Third Party Lender that originated the Pool Loan, or any of its successors or assignees, and the Third Party Lender Agreement executed by such Third Party Lender in connection with the Pool Loan (see also paragraph 2(i)) (nothing in this paragraph or Agreement shall waive, vacate or release the Third Party Lender or any of its successors or assignees of any exiting liabilities or obligations).

(e) Subject to paragraph 2(h), the Seller agrees that it must liquidate and conduct debt collection litigation for the Pool Loan in a prompt, cost-effective and commercially reasonable manner, consistent with prudent lending standards, in accordance with applicable Program Rules and Regulations, and with SBA approval of a liquidation plan and any litigation plan, and any amendment of either such a plan, if applicable (see also paragraph 2(i)).

(f) Seller agrees that it must not, without prior written consent of SBA, take the following actions with respect to the Pool Loan: (1) make or consent to any substantial alteration in the terms (“substantial” includes, but is not limited to, any changes to the principal amount or interest rate); (2) accelerate the maturity; (3) sue; (4) waive or release any claim; or (5) take any servicing action listed in the Guide as a servicing action that requires SBA’s prior written consent.

(g) Seller agrees that, subject to paragraph 2(f), without the prior written consent if SBA, Seller, at the request of Borrower, may grant one deferment of such Borrower’s scheduled payments for a continuous period not to exceed three months of past or future installments. Seller shall immediately notify CSA of any payment deferment and that notification shall include (i) the SBALoan Number, (ii) the Borrower’s name, (iii) the terms of such deferment, (iv) the date such Borrower is to resume payment and (v) reconfirmation of the basis of interest calculation (e.g. 30/360 or Actual Days/365). Seller shall notify CSA at least 15 business days prior to the end of the deferment of a revised payment that will be collected on the first payment due date after the termination of the deferment. If Seller does not notify CSA of a specific payment, CSA shall reamortize the loan over the remaining term and establish a new payment, and shall add accrued interest to the loan balance for the purpose of determining a new payment

(h) Seller agrees that SBA may, in its sole discretion, undertake the servicing, liquidation and/or litigation of the Pool Loan at any time and, in such event, Seller must take any steps necessary to facilitate the assumption by SBA of such responsibilities, which can be transferred by SBA at its discretion to a contractor, agent or other entity, and such steps shall include, among other things, providing to SBA any documents requested by SBA within 15 calendar days of Seller’s receipt of such request.

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(i) Seller agrees that SBA is entitled to recover from Seller any monies paid on SBA’s guarantee of a Pool Certificate backed in part by the Pool Loan, plus interest, if SBA in its sole discretion determines that any of the following events has occurred: (A) Seller’s improper action or inaction has put SBA at risk; (B) Seller has failed to disclose a material fact to SBA regarding a the Pool Loan in a timely manner; (C) Seller has misrepresented a material fact to SBA regarding the Pool Loan; (D) Seller has failed to comply materially with paragraph 2(j); (E) SBA has received a written request from Seller to terminate the SBA’s guarantee on the Loan Interest in the Pool Loan; (F) Seller has failed to comply materially with Program Rules and Regulations; or (G) Seller has failed to make, close, service or liquidate the Pool Loan in a prudent manner and in accordance with this Agreement.

(j) Seller agrees that, in the event that SBA purchases a Loan Interest in the Pool Loan, Seller must provide to SBA copies of the Pool Loan collateral documents, Pool Loan underwriting documents, and any other documents SBA may require in writing within 15 calendar days of a written request from SBA (which SBA will review in connection with its efforts to determine if Seller is obligated to reimburse SBA pursuant to this subpart) and that Seller’s failure to provide the requested documentation may: (A) constitute a material failure to comply with Program Rules and Regulations and may lead to an action for recovery under paragraph 2(i), and/or (B) constitute sufficient grounds for SB A to restrict further sales under the Program by Seller until SBA determines that the Seller has provided sufficient documentation.

(k) Seller agrees that SBA may undertake such investigation as it deems necessary to determine whether it is entitled to seek recovery from the Seller and Seller agrees to take whatever actions are necessary to facilitate such investigation, and therefore, Seller also agrees to retain all documentation related to the Pool Loan until such time that the loan is fully paid off or, if the Borrower defaults, for a period of four years after loan documents are provided to SBA in connection with its review under this paragraph.

(l) Seller agrees that SBA shall have the right to set off any amount owed by SBA/CSA to Seller pursuant to this Agreement against any amount owed by Seller to SBA/CSA.

(m) Seller agrees that any Loan Receivables received by Seller in connection with obligations under the Pool Loan must be forwarded by Seller to CSA within two business days of receipt of collected funds.

(n) Seller agrees that all ordinary and reasonable expenses of servicing and liquidating the Pool Loan shall be paid by, or be recoverable from, Borrower, and all such ordinary and reasonable expenses incurred by Seller, or SBA which are not recoverable from Borrower shall be shared ratably by Seller, SBA, and the Pool Originator pursuant to the applicable percentage of Loan Interest ownership in the Pool Loan of such party as set forth in this Agreement.

(o) Seller agrees that Seller must not establish a Preference,

(p) Seller agrees that neither a Seller, nor any of its Associates or Affiliates, may purchase a Pool Certificate that is backed by a Loan Interest in a Pool Loan that the Seller, or any of its Associates or Affiliates, originated or owned, and, in the event such purchase occurs, SBA’s guarantee shall not be in effect with respect to any such Pool Certificate.

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(q) Seller agrees that Seller: (1) must retain a 35% or greater Loan Interest in the Pool Loan; (2) may not sell less than 100% of the Seller Receipt and Servicing Retention Amount, and may not sell a participation interest in any portion of the Pool Loan; (3) may, with SBA’s written permission, sell the Seller Receipt and Servicing Retention Amount in whole, but not in part, to a single entity at one time; and (4) must have the purchaser of its rights to the Pool Loan execute this Agreement as Seller and deliver such original executed Agreement to the CSA in order to complete a sale of the Seller Receipt or any interest therein.

(r) Seller agrees that (1) it must conform with all applicable Program Rules and Regulations, Loan Program Requirements applicable to the Third Party Lender that originated the Pool Loan, and the Third Party Lender Agreement executed by such Third Party Lender in connection with the Pool Loan, and (2) as between Seller and SBA, Seller assumes all liabilities and obligations arising prior to the date of this Agreement of the Third Party Lender that originally made the Pool Loan and/or any of such Third Party Lender’s successors or assignees and/or any entity that has previously executed this Agreement as Seller to SBA with respect to the Pool Loan.

(s) ) Seller agrees CSA will offset funds paid to Seller by CSA, where the borrower’s ACH or other payment is called back by the sender due to insufficent borrower funds from any future payments to Seller related to a Pooled Loan. In the event that funds are not availble for offset, the Seller is responsible to return funds to the CSA by wire.

(t) Seller agrees that if the borrower’s ACH returns that CSA shall determine the payment amount necessary to bring the loan current on the next installment due date. CSA shall notifity lender of the new payment amount at least five business days prior to the next installment due date. If the Seller does not provide an alternative payment amount prior to three business days before the next installment due date, CSA shall debit the amount it calculated from the borrower’s account using an ACH transaction.

3.          Pool Originator.

(a)          Pool Originator certifies that as of the date of its execution of this Agreement that it is an Approved Pool Assembler or it:

(1) Is regulated by the appropriate agency as defined in section 3(a)(34)(G) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(34)(G));

(2) Meets all financial and other applicable requirements of its regulatory authority and the Government Securities Act of 1986, as amended (Pub. L. 99-571, 100 Stat. 3208);

(3) Has the financial capability, to originate acceptable pools consisting of eligible First Lien Position 504 Loans in sufficient quantity to support the issuance of Pool Certificates;

(4) Is in good standing with SBA (as the SBA determines), the Office of the Comptroller of the Currency (OCC) if it is a national bank, the Federal Deposit Insurance Corporation if it is a bank not regulated by the OCC, the Financial Institutions Regulatory Authority, if it is a member, the National Credit Union Administration if it is a credit union, and, for any Pool Originator that is an SBA Lender as defined in 13 CFR § 120.10, that the SBA Lender has satisfactory SBA performance, as determined by SBA in its sole discretion;

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(5) It has neither participated in nor been aware of any negligence, fraud or misrepresentation by Seller or Borrower with respect to any Pool Loan agreement or document; and

(6) Under the penalties of perjury, Pool Originator certifies that its Taxpayer Identification Number is______________________________________________ and that it is not subject to backup withholding because : (a) it is exempt from backup withholding, or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) it has been notified by the IRS that it is no longer subject to backup withholding. Failure to provide a Taxpayer Identification Number will subject interest earned to backup withholding.

(b) Pool Originator agrees to conform to all applicable Program Rules and Regulations.

(c) Pool Originator agrees that (1) it must retain an ownership interest in the Pool that is evidenced by its Pool Originator Receipt equal to at least 5% of the aggregate of the total outstanding principal balance of each Loan Interest in the Pool as calculated at the time of Pool formation, (2) it must not sell, pledge, participate, or otherwise transfer its Pool Originator Receipt, or any interest therein for the life of the Pool, and (3) it is obligated to share ratably in liquidation expenses.

(d) Pool Originator agrees that it is subject to termination or suspension from the Program by SBA for Pool Originator’s material violation of any of the terms of this Agreement and/or pursuant to applicable Program Rules and Regulations.

(e) Pool Originator agrees that it has no rights or authority regarding the Pool Loan, including how the Pool Loan is serviced or liquidated, except that Pool Originator is entitled to payments attributable to its Pool Originator Receipt in accordance with this Agreement.

(f) Pool Originator agrees that it has no authority pursuant to this Agreement to repurchase the Loan Interest in the SBA-guaranteed portion of the Pool backing Pool Certificates.

(g) Pool Originator agrees that its right to Loan Receivables applicable to the Pool Loan shall be equal to the CSA’s obligations to pay the Pool Originator pursuant to the terms of its Pool Origination Receipt and this Agreement unless otherwise agreed to in writing by SBA.

(h) Pool Originator agrees that the Pool must conform to Program Rules and Regulations including the formation requirements and pool-characteristic requirements set forth in the Guide.

(i) Pool Originator agrees that it must not establish a Preference.

(j) Pool Originator agrees that SBA shall have the right to set off any amount owed by SBA/CSA to Pool Originator pursuant to this Agreement against any amount owed by Pool Originator to SBA/CSA.

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(k) Pool Originator agrees that an amount shall be deducted from the interest payments due on the Loan Interest backing the Pool Originator Receipt to cover a portion of the Servicing Retention Amount pursuant to paragraph 5 of this Agreement.

(l) Pool Originator agrees to use an electronic mechanism supplied by the Central Servicing Agent to submit the information identified in Appendix B.

(m) Pool Originator agrees CSA will offset fuds paid to pool originator by CSA, where the borrower’s ACH or other payment is called back by the sender due to insufficent borrower funds from any future payments to Pool Originator related to a Pooled Loan. In the event that funds are not availble for offset, the Pool Orignator is responsible to return funds to the CSA by wire.

(n) Pool Originator’s retained interest in the Pool Loan is $________________which is________% of the Pooled Loan

4.          Pool Investor

(a)          Pool Investor certifies;

(1) That, subject to the provisions of 18 U.S.C. §1001 (relating among other things to false claims) Pool Investor, and any person or entity having the beneficial interest therein, hereby warrants that it was not the Borrower, Seller, the Third Party Lender that made the Pool Loan if other than Seller, an owner of the Pool Loan or any interest therein except pursuant to Pool Certificate ownership, or an Associate or Affiliate of Seller, or anyone standing in the same relationship to Borrower;

(2) That, to the best of its knowledge, Pool Investor has no, and so long as it is a Pool Investor will have no, interest in the Borrower, the Pool Note, or the collateral hypothecated to the Pool Loan except as provided pursuant to this Agreement;

(3) That it had neither participated in nor been aware of any negligence, fraud or misrepresentation by Seller, Pool Originator or Borrower with respect to any Pool Loan agreement or document;

(4) If Pool Investor is not the person or entity having the beneficial interest in the Pool Certificate, then Pool Investor has obtained authorization from such holder of beneficial interest appointing Pool Investor as agent for such person or entity with respect to all transactions arising out of the respective obligations under this Agreement; and

(5) Under the penalties of perjury, Pool Investor certifies that its Taxpayer Identification Number is__________________________________________________and that it is not subject to backup withholding because: (a) it is exempt from backup withholding, or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) it has been notified by the IRS that it is no longer subject to backup withholding. Failure to provide a Taxpayer Identification Number will subject interest earned to backup withholding. Use additional sheets if there is more than one Pool Investor.

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(b)          Pool Investor agrees:

(1)	That Pool Investor is subject to suspension or termination of its privilege to participate in the Program for material violation of Program Rules and Regulations;

(2)	That Pool Investor shall not service or attempt to service the Pool Loan, or secure or attempt to secure additional collateral from Borrower;

(3)	That Pool Investor has no rights or authority regarding when SBA purchases a Loan Interest from the Pool backing a Pool Certificate except as set forth in this Agreement;

(4)	That neither execution of this Agreement by SBA, nor purchase by SBA from the Pool Investor shall constitute any waiver by SBA of any right of recovery against Pool Investor;

(5)	To acknowledge and accept (for itself and each subsequent Pool Investor) that the Loan Interest backing a Pool Certificate may be terminated on a date other than its maturity date and the Pool will cease to accrue interest related to the Pool Certificate as of the date of such termination;

(6)	That Pool Investor’s rights to any payments under a Pool Certificate, including any and all payments and collections made pursuant to any Pool Loan agreement or document, shall be equal to the CSA’s obligations to pay the Pool Investor pursuant to the terms of the Pool Certificate and this Agreement;

(7)	That an amount shall be deducted from the interest payments due on the Loan Interest backing the Pool Certificates to cover a portion of the Servicing Retention Amount pursuant to paragraph 5 of this Agreement; and

(8)	That an amount shall be deducted from the interest payments due on the Loan Interest backing the Pool Certificates to cover the Ongoing Guarantee Fee pursuant to paragraph 6 of this Agreement.

5.          Seller Servicing. The Seller shall receive the Servicing Retention Amount for servicing the Pool Loan. The Servicing Retention Amount, paid by the Pool Originator and the Pool Investor, shall be equal to________% per annum or the applicable minimum percentage as published by SBA from time to time in the Federal Register, whichever is greater, of the outstanding principal balance of the Loan Interest backing the Pool Originator Receipt and the Loan Interest backing the Pool Certificates, respectively. The minimum Servicing Retention Amount as of the date of publication of this form is 0.5% per annum.

6.          Ongoing Guarantee Fee. SBA shall receive the Ongoing Guarantee Fee. The Ongoing Guarantee Fee shall be equal to the applicable Ongoing Guarantee Fee annual percentage, as published by SBA in the Federal Register in effect as of the delivery of this fully executed Agreement to the CSA, of the outstanding principal balance of the Loan Interest backing the Pool Certificates.

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7.          Evidence of Ownership Interest.

(a)          SBA, Seller, Pool Originator, and Pool Investor (for itself and each subsequent Pool Investor) agree that an ownership interest in the Pool Loan or a Pool shall be evidenced by a Participation Certificate issued by SBA. SBA shall issue such Participation Certificate by designating and authorizing such issuance by CSA, or through its own facilities.

(b)          Seller Receipt Seller requests CSA to issue a Seller Receipt evidencing Seller’s retained ownership in the Pool Loan.

(c)          Pool Originator Receipt. Pool Originator requests CSA to issue a Pool Originator Receipt evidencing Pool Originator’s retained ownership in the Pool.

(d)          Pool Certificates. Each Pool Investor requests CSA to issue it a Pool Certificate evidencing its ownership interest in the Pool.

8. Pool Certificate Characteristics. SBA, CSA, and Program Participants, and their successors or assignees, agree that Pool Certificates shall have the following characteristics:

(1) SBA guarantees to a Pool Investor the timely payment of principal and interest installments and any prepayment or other recovery of principal to which the Pool Investor is entitled. If a Borrower misses a scheduled payment pursuant to the terms of the Pool Note underlying a Loan Interest backing a Pool Certificate, SBA, through the CSA, will make advances to maintain the schedule of interest and principal payments to the Pool Investor, If SBA makes such payments, it is subrogated fully to the rights satisfied by such payment. No Federal, State or local law can preclude or limit the exercise by SBA of any ownership rights in the Pool Loan relating to its purchase of a Loan Interest pursuant to its guarantee of a Pool.

(2) SBA’s guarantee of the Pool Certificate is backed by the full faith and credit of the United States.

(3) SBA will determine whether to purchase a Loan Interest backing a Pool Certificate with an underlying Pool Note that is 60 days or more in arrears. SBA reserves the right to purchase a Loan Interest from a Pool at any time.

(4) A Pool Certificate represents a fractional beneficial interest in a Pool that is self-liquidating by Loan Receivables and/or SBA Loan Interest payment or redemption.

(5) SBA must approve the form and terms of the Pool Certificate.

(6) A Pool Certificate must be registered with the CSA.

(7) The face amount of a Pool Certificate cannot be less than a minimum amount as specified in the Guide, and the dollar amount of Pool Certificates must be in increments which SBA will specify in the Guide (except for one Pool Certificate for each Pool). SBA may change these requirements based upon an analysis of market conditions and program experience, and will publish any such change in the Federal Register.

(8) All payments on a Pool Certificate are due pursuant to terms, conditions, and percentages set forth thereon or referenced therein and are based on the unpaid principal balance of the Pool represented by the Pool Certificate. Any Loan Receivables applicable to a Loan Interest in the SBA-guaranteed portion of a Pool will be passed through to the appropriate Pool Investors with the regularly scheduled payments to such Pool Investors with the exception of late payment penalties. Late payment penalties will be retained by the Seller as compensation for additional collection efforts. Prepayment penalties received by the CSA shall be distributed to the Investor on a pro rata basis.

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(9) A Pool Certificate must have a Weighted Average Interest Rate.

(10) A Pool Certificate must have a Maturity and a Weighted Average Maturity.

(11) SBA, or the CSA on behalf of SBA, may redeem a Pool Certificate prior to its Maturity because of prepayment and/or default of all Pool Loans with a Loan Interest in the Pool backing the Pool Certificate.

(12) A Pool Certificate is transferable.

9.          Transfers of Pool Certificates.

(a) Transfer of Pool Certificate. A transfer of a Pool Certificate must comply with Article 8 of the Uniform Commercial Code of the State of New York. The seller may use any form of assignment acceptable to SBA and the CSA. The CSA may refuse to issue a Pool Certificate until it is satisfied that the documents of transfer are complete.

(b) Transfer on CSA records. In order for the transfer of a Pool Certificate to be effective, the CSA must reflect the transfer on its records.

(c) Contents of letter of transmittal for Pool Certificate. A letter of transmittal must accompany each Pool Certificate which a Pool Investor submits to the CSA for transfer, The Pool Investor must supply the following information in the letter:

(1) Pool number;

(2) Pool Certificate number;

(3) Name of purchaser of Pool Certificate;

(4) Address and tax identification number of the purchaser;

(5) Name, e-mail address and telephone number of the person handling or facilitating the transfer; and

(6) Instructions for the delivery of the new Pool Certificate.

(7) CSA transfer cost reimbursement. At the same time a Pool Investor submits a letter of transmittal for a Pool Certificate pursuant to this paragraph, it must send the reimbursement amount due to the CSA for providing this service as calculated by the CSA. The CSA will supply the transfer fee information to the Pool Investor.

10.         Custodian of this Agreement. CSA shall be the custodian of the executed original of this Agreement. The Agreement shall be delivered to CSA immediately after execution by Seller, Pool Originator and Pool Investor.

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11.         SBA Right to Prohibit Inclusion of Pool Loan into Pool. SBA has the right to review any Pool Loan before a Loan Interest in it is added to a Pool, and SBA may prohibit the Pool’s formation as proposed based on SBA’s review in SBA’s sole discretion. In the event SBA decides to review Pool Loan documents related to a Loan Interest prior to the requested Pool formation, that Loan Interest may not be added to the Pool until SBA reviews and approves the Pool Loan for such purpose. Copies of Pool Loan documents related to underwriting and origination, and any other Pool Loan-related documents SBA may, in its sole discretion, request to review in writing, must be sent to SBA’s Sacramento Loan Processing Center, Attention: Director, Sacramento Loan Processing Center. SBA must review Pool Loan documents before a Loan Interest is added to a Pool if:

(a) The Pool Loan is to a business within NAICS code 713940 covering Fitness and Recreational Spoils Centers; (If SBA determines that a Pool Loan has had any of its proceeds used for any of the restricted purposes listed above, the Pool Loan will be prohibited from being part of a Pool.)

(b) The Pool Loan was part of a 504 financing involving a 504 loan that was processed under SBA’s Premier Certified Lenders Program; or

(c) The Project the Pool Loan financed included the refinancing of existing debt owed to the Seller or Third Party Lender (not including interim financing associated with the Project).

12.         Obligations of CSA.

(a)          CSA shall have the obligation to remit payments received by Borrower (or Seller on behalf of Borrower) or advances made by SBA pursuant to this Agreement and to the Seller, Pool Originator and Pool Investor as follows:

(1)         Payment date will be the fifteenth of the month or next business day if the fifteenth is not a business day. The portion of the payment applicable to the Pooled Interest and received by the CSA up to the second business day prior to the payment date will be sent to the Pool Investor on the payment date (less the Ongoing Guarantee Fee and the Servicing Retention Amount). Any payment related to the Seller Receipt received by the CSA up to the second business day prior to the payment date will be sent to the Seller on the payment date. Any payment related to the Pool Originator Receipt received by the CSA up to the second business day prior to the payment date will be sent to the Pool Originator on the payment date (less the Servicing Retention Amount). The portion of the payment related to the Servicing Retention Amount received by the CSA up to the second business day prior to the payment date will be sent to the Seller on the payment date.

(2)         Any scheduled Pool Investor payment not received from the Borrower by the date that is two business days prior to payout will be forwarded by SBA to the CSA for disbursement to the Pool Investor.

(3)         The portion of the payment applicable to the Loan Interest in the SBA-guaranteed portion of the Pool received by CSA on or after the second business day prior to the Pool Investor payment date of the month following Borrower’s scheduled payment will be remitted to SBA to replace funds advanced to the Pool Investor. Such remittance shall be sent within two (2) business days of receipt of immediately available funds by CSA. Any excess will be distributed by the CSA to the Seller and Pool Originator based on their proportionate interests.

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(4)         Other amounts received from Borrower or Seller by CSA will be held and applied as directed by SBA.

(5)         With the prior written consent of SBA, CSA may offset from payments due to Pool Investor any prior overpayments made to Pool Investor,

(6)         With the prior written consent of SBA, CSA may offset from payments due to Seller any amounts owed to SBA.

(7)         With the prior written consent of SBA, CSA may offset from payments due to Pool Originator any amounts owed to SBA.

(b)          Borrower prepayments or full redemption payments received by CSA from Seller or SBA shall be remitted by CSA to Pool Investor, Pool Originator, and Seller at the time of the next monthly pool payout. Payment on full redemption of the Participation Certificate will be made only after presentation of the Participation Certificate to CSA by the Program Participant. CSA may retain or recover reasonable costs associated with the final transfer upon redemption from the Program Participant.

(c)          Each remittance by CSA to Program Participant shall be accompanied by a statement of (i) the amount allocable to interest, (h) the amount allocable to principal, and (iii) the remaining principal balance as of the date on which such allocations were calculated.

(d)          If CSA fails to make timely remittance to Program Participant in accordance with this Agreement, CSA shall pay to Program Participant (i) interest on the unremitted amount at the rate provided in the Pool Note less applicable fees, plus (ii) a late payment penalty calculated at a rate of 12% per annum on the amount of such payment

(e)          CSA agrees to notify SBA of any borrower that did not make a payment in a given month. Such report shall be received by SBA by the 10th of the month or next business day. The report shall include the borrower name, loan number, payment amount, and principal and interest breakdown for the loan. SBA will forward funds necessary to make payments that are allocable to the Loan Interest in the SBA-guaranteed portion of the Pool.

(f)          Within two business days of receipt by the CSA of this executed Agreement, CSA shall, in accordance with paragraph 7 of this Agreement, issue and deliver: (1) to Seller a Seiler Receipt evidencing Seller’s retained ownership interest in the Pool Loan; (2) to Pool Originator a Pool Originator Receipt evidencing Pool Originator’s retained interest in the Pool Loan; to Pool Investors Pool Certificates evidencing the applicable ownership interest in the Pool.

(g)          CSA agrees to issue Pool Certificates within two business days of settlement or receipt of Form of Detached Assignment for U .S. Small Business Administration Pool Certificate for The First Lien Position 504 Loan Pools (SBA Form 2402).

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(h)          CSA agrees to acknowledge any request from Pool Investor for late payment claims within ten (10) business days of receipt.

(i)          CSA agrees to forward to SBA, within five (5) business days of receipt, any servicing request requiring concurrence of SBA. CSA agrees to forward SBA’s response to Seller within five (5) business days of receipt. If CSA does not receive a response from SBA within thirty (30) calendar days from the date of the request, SBA will be deemed to have submitted a response of nonconsent.

(j)          CSA agrees to pay accrued interest for any loan which CSA fails to include in the late payment report. CSA shall be responsible for interest beginning 90 days after the interest paid to date of the loan and continuing until 30 days after the SBA receives notification of the arrearage.

(k)          Liquidation Proceeds shall be paid to the Program Participant pursuant to this Agreement and as set forth in the Guide, or as directed by SBA within two business days of receipt of funds.

(l)          CSA agrees to perform its duties under this Agreement in accordance with the Statement of Work related to the Program in its [procurement amendment dated XXX] with SBA.

13.         CSA and SBA Role Concerning Transferability of Participation Certificates.

(a)   SBA and CSA establish the form of assignment of a Seller Receipt. A transfer of a Pool Certificate requires use of the Form of Detached Assignment for U.S. Small Business Administration Pool Certificate for The First Lien Position 504 Loan Pools (SBA Form XXXX). The effective date of any transfer of the Pool Certificate shall be the date on which such transfer is registered on the books of CSA. Any payment or action by CSA or SBA to the transferor Pool Investor prior to the effective date of the transfer of the Pool Certificate shall be final and fully effective. Neither SBA nor CSA shall have any further obligation to the transferee Pool Investor with respect to such payment or action, and any adjustment between the transferor and transferee resulting from such payment or action by SBA or CSA shall be the responsibility and obligation solely of the transferor and transferee.

(b)   CSA will make payments on payment date to the person or entity that on the books of CSA is the Pool Investor as of the close of business on the applicable Record Date. The Record Date is the last business day of the prior month. Any other adjustment between transferee and transferor is their responsibility and obligation. Although pools may have multiple owners, each Pool Certificate shall only have one owner at any given time that is entitled to the benefits of ownership of the Pool Certificate. Upon transfer of the Pool Certificate, the transferor shall cease to have any right in the Pool Certificate or any Obligation or commitment under this Agreement.

(c)          The Seller Receipt may be transferred on the records of the CSA after written permission for the sale is provided by SBA.

(d)          The Pool Originator Receipt may not be transferred.

(e)          CSA shall serve as the central registry of Participation Certificate ownership.

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14.         Submitting a claim to CSA by Program Participant to replace a Program Participant Certificate.

(a)          To replace a Participation Certificate because of loss, theft, destruction, mutilation, or defacement, the Program Participant must:

(1)         Give the CSA information about the Participation Certificate and the facts relating to the claim;

(2)         File an indemnity bond acceptable to SBA and the CSA with a surety to protect the interests of SBA and the CSA;

(3)         Reimburse CSA for reasonable costs related to replacing the Participation Certificate; “and

(4)         Use an affidavit of loss (form available from the CSA) to report:

(i) The name and address of the Program Participant (and the name and capacity of any representative actually filing the claim);

(ii) The Program Participant Certificate by pool number, if applicable;

(iii) The Program Participant Certificate number;

(iv) The original principal amount;

(v) The name in which the Program Participant Certificate was registered;

(vi) Any assignment, endorsement or other writing on the Program Participant Certificate; and

(vii) A statement of the circumstances of the theft or loss.

(b)          When the CSA receives notice of the theft or loss, it will stop any transfer of the Participation Certificate. The Program Participant must send to the CSA all available portions of a mutilated or defaced Participation Certificate. When the Program Participant completes these steps, the CSA will replace the Program Participant Certificate.

15.         Purchase by SBA.

(a)          Written notices will be given to Seller and CSA when SBA is to purchase the Loan Interest 10 days prior to purchase.

(b)          On the purchase date, SBA will arrange to have funds wired to CSA. CSA will forward funds received with the next scheduled pool payment. The payoff amount will include the outstanding principal balance of the Loan Interest in the SBA-guaranteed portion of the Pool plus interest through the date immediately preceding the date of SBA purchase, less any funds previously advanced. The CSA transcript of account will be used to determine the payment amount.

(c)          Upon purchase of the Loan Interest by SBA pursuant to this paragraph, the rights and obligations of each Program Participant shall be governed by this Agreement. SBA shall be deemed a transferee of the Loan Interest in the SBA-guaranteed portion of a Pool and the final Pool Investor thereof with all the rights and privileges of such Pool Investor under this Agreement.

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16.         Default by Borrower

(a)          CSA shall notify SBA of those loans that are in payment default.

(b)          When SBA determines that the Borrower has failed for any reason to remit the payments required pursuant to the Pool Note, SBA may purchase the pooled portion of the Pool Loan under the provisions of this Agreement, provided, however, under no circumstances shall SBA be liable for any amount attributable to any late payment charge as described in more detail in paragraph 16(e).

(c)          Pursuant to the Third Party Lender Agreement, Seller shall not be entitled to receive any prepayment penalties, late fees, other default charges, or escalated interest after default from Liquidation Proceeds obtained directly or indirectly from Project Properly until all Loan Receivables payable on the GDC 504 loan with a subordinate lien on the Project Property have been received by the CDC or SBA.

17.         Default by Central Servicing Agent

(a)          If CSA receives any payment from Borrower, Seller or SBA and fails to remit to the Program Participant pursuant this Agreement, the Program Participant shall have the right to make written demand on CSA for any payment not remitted by CSA.

(b)          If CSA fails to remit any such payment within ten (10) business days of such demand, Program Participant shall have the right to make written demand on the SBA Servicing Office identified in this Agreement.

(c)          Upon receipt of written demand from Program Participant, SBA will verity non-payment by CSA. SBA, within thirty (30) days of verification of non-payment by CSA, will (i) make payment directly to Program Participant of the amount of the unremitted payment plus interest at Program Participant Certificate rate to day of payment by SB A, or (ii) purchase the Program Participant Certificate.

(d)          CSA shall repay SBA within ten (10) business days after receipt of written demand from SBA an amount equal to the unremitted amount plus interest computed at the interest rate on the Program Participant Certificate on the unpaid balance of the Loan Interest backing such Participation Certificate from the date of the failure of CSA to remit to the Program Participant to the date of CSA’s repayment to SBA. Such payment will not affect CSA’s liability for a late payment charge under this Agreement.

18.         Prepayment or Refinancing by Borrower.

(a)          This paragraph applies if the Borrower notifies Seller that it intends to make a partial or total prepayment of the Pool Loan.

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(b)          Seller shall transmit written notice to CSA of Borrower’s intent to make a partial or total prepayment of principal. Such prepayment can be by refinancing or otherwise. The prepayment date must be a date that is two business days prior to a monthly payment date that is established with the CSA, and on which immediately available funds shall be delivered to CSA. The written notice shall be received by the CSA at least ten (10) business days prior to the prepayment date, and it shall be Seller’s responsibility to verify receipt of such notice by CSA. Seller’s notice to CSA shall include:

(1)         The SBA loan number and Borrower name

(2)         The prepayment date

(3)         The principal amount being prepaid

(4)         The accrued interest due the CSA as of prepayment date (interest shall accrue through and including the calendar day immediately preceding the prepayment date)

(5)         A certification from an officer of the Seller that the prepayment is in accordance with the terms of this Agreement, the Pool Note and applicable law

(6)         (The above certifications are intended to guard against Seller’s unilateral repurchase of the pooled portion of the Pool Loan from the Pool Investor without prior written consent of SBA.)

(c)          On the prepayment date. Borrower will wire the amount due to CSA without notification from CSA. If funds are not received by CSA on the prepayment date, the prepayment shall be cancelled or rescheduled for the day prior to the next monthly payment date. The Pool Loan will accrue interest through the day immediately prior to the date payment is received by CSA.

(d)          CSA shall, upon receipt of notice pursuant to paragraph 18(b), advise the Seller in writing of any discrepancy between the prepayment information supplied by the Seller and the CSA’s current records. Seller agrees to work with CSA to resolve errors or miscalculations.

(e)          CSA will remit the prepayment amount to Program Participant in accordance with this Agreement.

(f)          Any amount received by CSA above expected principal and interest will be distributed pro-rata to Program Participants.

(g)          Prepayment penalties received by the CSA shall be distributed to the Investor, Seller and Pool Originator on a pro rata basis.

19.         Option to Purchase by SBA. SBA shall at any time have the option to purchase from the Pool Investor the Loan Interest in the SBA-guaranteed portion of a Pool backing the Pool Certificate less the Servicing Retention Amount and other applicable fees. Failure of the Pool Investor to submit the Pool Certificate to CSA for redemption on the date of prepayment if the prepaid loan is the last loan in the pool specified by SBA or CSA will not entitle the Pool Investor to accrued interest beyond such date.

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20.         Side Agreements. SBA’s obligation to make payments under this Agreement is not affected by the Third Party Lender Agreement or any side agreement between the parties unless SBA is a signatory to such agreement.

21.         Indemnity and Force Majeure. Each party to this Agreement (including CSA) for itself and its successors and assigns, agrees to indemnify and hold harmless any other party (including CSA) from and against any costs, liabilities, and related expenses arising from the performance of its duties or otherwise arising under this Agreement; provided that no indemnification shall be provided under this Agreement for action or failure to act which constitutes negligence, breach of authority, or bad faith.

If any party hereto (including CSA) is in doubt as to the applicability of this Agreement to a communication it has received, it may refer the matter to SBA for an opinion as to whether it may take, suffer or omit any action pursuant to such communications.

Under no circumstances shall any party hereto (including CSA) be held liable to any person or entity for special or consequential damages or for attorneys’ fees or expenses in connection with its performance under this Agreement.

If any party hereto (including CSA) shall be delayed in its performance hereunder or prevented entirely or in part from completing such performance due to causes or events beyond its control, such delay or non-performance shall be excused and the reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance. Causes or events include but are not limited to: (i) Act of God; (ii) postal malfunction; (iii) interruption of power or other utility, transportation, or communication service; (iv) act of civil or military authority; (v) sabotage; (vi) national emergency; (vii) war; (viii) explosion, flood, accident, earthquake or other catastrophe; (ix) fire; (x) strike or other labor problem; (xi) legal action; (xii) present or future law, government order, rule or regulation; or (xiii) shortage of suitable parts, materials, labor or transportation. In disputes between CSA and Seller, CSA and Pool Originator, or between CSA and Pool Investor, SBA reserves the right to require CSA to take appropriate action as SBA determines, and if legal action is required, SBA will pay reasonable attorney’s fees incurred by CSA in talking such action.

22.         Emergency Repurchase Authority by Seller. In certain critical situations in which the Borrower’s ability to remain in business is directly dependent on a change in the provisions relating to the installment payments by Borrower, SBA may permit Seller to repurchase the Pool Loan portions held by the Pool Originator and Pool Investor. Seller must submit to the SBA servicing center a written request, which includes the following:

A.           Current financial statements of the Borrower,

B.           A statement that the proposed change in the. terms and conditions of the Pool Loan is solely for the benefit of Borrower, and

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C.           A certification by Seller that it will make the requested change in the terms and conditions if repurchase is approved by SBA.

The SBA servicing center must review the financial statements of Borrower and any other appropriate information and conclude that (i) a situation exists that Borrower’s business will probably fail if the change is not approved, and (ii) that it is probable that the business wil l survive and resume payment if the change is approved. If all conditions are met, the SBA servicing center may approve the purchase of the Pool Loan portions by Seller.

Loan Interests purchased pursuant to this paragraph may not be resold unless the Borrower has made all payments as scheduled in the Pool Note for a period of twelve (12) months.

23.         Inconsistent Provisions and Caption Headings. Any inconsistency between this Agreement and Title 13, Code of Federal Regulations, shall be resolved in favor of Title 13. Program Rules and Regulations in effect on the Settlement Date, and as may be amended from time to time in the Federal Register, apply to this Agreement unless explicitly stated to be inapplicable. The caption headings for the various paragraphs herein are for case of reference only and are not to be deemed part of the terms and conditions of this Agreement.

In consideration of the mutual promises herein contained, the parties agree to all the provisions of this Agreement. IN WITNESS WHEREOF, the parties have executed this multi-page Agreement this__________day of __________________ 20__________ in New York State.

By signing below, each party (1) certifies that it has reviewed all certifications made on such party’s behalf in this Agreement and that all of these certifications are true and correct, and (2) acknowledges that SBA is relying on these certifications in order to issue a Federal guarantee, and that false statements are punishable under Federal Law including 18 U.S.C. 1001 and 31 U.S.C. 3729-3733.

SMALL BUSINESS ADMINISTRATION
(Pool Investor)

By:	By:	Administrator,

Title:		Small Business Administration

Date:

Examined and Accepted by
(Seller)	Fiscal and Transfer Agent

By:	By:

Title:	COLSON SERVICES CORP.

Date:	New York. NY 11217

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Pool Originator

By:

Title:

Date:

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APPENDIX A

DEFINITIONS AND USAGE

Usage

The following rules of construction and usage shall be applicable to this Agreement and to any Pool Certificate, Pool Certificate transfer document, Seller Receipt, or Pool Originator Receipt issued pursuant to this Agreement:

(a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

(c) The words “hereof”, “herein”, “‘hereunder” and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to article, section, paragraph or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section, paragraph or subdivision of or an attachment to such instrument; and the term “including” means “including without limitation”.

(d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

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Definitions

504 financing.   The loans made to a small business to fund a Project under the SBA’s development company program authorized by Title V of the Small Business Investment Act of 1958.

504 loan. A loan as defined in 13 CFR § 120.2(c).

Affiliate. A person or entity SBA determines to be an affiliate of a Program Participant pursuant to the application of the principals and guidelines set forth in 13 CFR § 120.103.

Associate. An associate defined in 13 CFR § 120.10 for a Lender or CDC as applied to Program Participants pursuant to this Agreement.

Borrower. The obligor under the Pool Note.

Certified Development Company or CDC. An entity that meets the definition of a Certified Development Company as defined in 13 CFR § 120.10.

Central Servicing Agent or CSA. The entity serving as SBA’s central servicing agent for the Program.

Current. That no scheduled payment owed by the Borrower is over 29 days past due.

First Lien Position 504 Loan. A Third Party Loan meeting the eligibility requirements set forth in 13 CFR § 120.1704.

Guide. The First Lien Position 504 Loan Pooling Program Guide published by SBA which provides information applicable to the Program including, among other things, requirements relating to the formation of a Pool, available at sba.gov/_____.

Liquidation Proceeds. Cash, including insurance proceeds, proceeds of any foreclosed-on property disposition, revenues received with respect to the conservation and disposition of a foreclosed-on property or repossessed collateral, including any real property securing the Pool Loan, consisting of a commercial property or residential property and any improvements thereon, and any other amounts received in connection with the liquidation of the Pool Loan, whether through Seller’s sale, foreclosure sale, any offset or workout, or otherwise.

Loan Interest. The right to receive the owned portion of the principal balance of the Pool Loan together with interest thereon at a per annum rate in effect from time to time in accordance with this Agreement.

Loan Program Requirements. The applicable requirements as defined in 13 CFR § 120.10.

Loan Receivables. Pool Loan payments, prepayments, or collections made in connection with the Pool Loan by the any obligor under the Pool Loan or by another person or entity made on behalf of any such obligor, and Liquidation Proceeds.

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Maturity. The maturity of the Loan Interest in the Pool that has the longest remaining term of any Loan Interest in the Pool. The maturity will change from time to time due to prepayment or default on Loan Interests in the Pool.

Ongoing Guarantee Fee. The fee set forth in paragraph 6 of this Agreement.

Participation Certificate. A Seller Receipt, Pool Originator Receipt, and/or Pool Certificate.

Pool. The aggregate of Loan Interests formed into a single pool by the Pool Originator in accordance with the Program and this Agreement.

Pool Assembler. An entity that meets the qualifications set forth in 13 CFR § 120.630 and has been approved as such by SBA.

Pool Certificate. A document representing a beneficial fractional interest in the SBA-guaranteed portion of the Pool.

Pooled. When one or more Loan Interests in a Pool Loan has been put into a Pool.

Pooling. The transfer of one or more Loan Interests in a Pool Loan into a Pool.

Pool Investor. An entity which holds a Pool Certificate in accordance with Program Rules and Regulations.

Pool Loan. The loan Pooled pursuant to this Agreement.

Pool Note. The document evidencing the Pool Loan.

Pool Originator. The entity that is pooling a Loan Interest pursuant to this Agreement that has signed this Agreement as Pool Originator.

Pool Originator Receipt. The document evidencing the Pool Originator’s retained ownership in a Pool it has formed under the Program.

Preference. A preference as defined in 13 CFR § 120.10.

Premier Certified Lenders Program. The program defined in 13 CFR § 120.845.

Program. The program authorized by section 503 of the American Recovery and Reinvestment Act of 2009.

Program Participant. An entity that executes this Agreement as Seller, Pool Originator, or Pool Investor, and any successors or assignees thereof.

Program Rules and Regulations. Subpart J, Part 120, of Title 13 of the Code of Federal Regulations (CFR) (13 CFR § 120.1700-1726) as may be amended from time to time by SBA, this Agreement any other Program agreements signed by a Program Participant, if applicable, the Guide, the American Recovery and Reinvestment Act of 2009, and the provisions of subpart H, V Part 120, of Title 13 of the CFR governing Third Party Loans and Third Party Lenders.

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Project.   A project as defined in 13 CFR § 120.802.

Project Property. Project properly as defined in 13 CFR § 120,802.

SBA. The United States Small Business Administration, an agency of the United States Government.

Seller. The entity that has sold the Pool Loan pursuant to this Agreement and/or has executed this Agreement as Seller.

Seller Receipt. The document that evidences a Seller’s Loan Interest.

Servicing Retention Amount. The amount set forth in paragraph 5 of this Agreement.

Third Party Lender. The lender that has made the Third Party Loan that is the Pool Loan pursuant to this Agreement.

Third Party Lender Agreement. The SBA Form 2287 agreement executed by the Third Party Lender that governs the Third Party Loan.

Third Party Loan. The loan as defined in 13 CFR § 120.801 that is the Pool Loan pursuant to this Agreement..

Weighted Average Interest Rate. The dollar-weighted average interest rate of a Pool Certificate calculated by multiplying the interest rate of each Loan Interest in the Pool by the ratio of that Loan Interest’s current outstanding principal in the SBA-guaranteed portion of the Pool (that is, the portion of the Pool Loan backing the Pool Certificates) to the current aggregate or outstanding principal of each Loan Interest in the SBA-guaranteed portion of the Pool, and adding the sum of the resulting products. The Pool Certificate interest rate will fluctuate over the life of the Pool as defaults, prepayments and normal repayments applicable to Loan Interests in the Pool occur.

Weighted Average Maturity. The weighted average maturity of a Pool Certificate is a dollar weighted average maturity that is calculated by multiplying the remaining term, in months, of each Loan Interest in a Pool by the ratio of that Loan Interest’s current outstanding pooled principal to the current aggregate outstanding pooled principal of all Loan Interests in the Pool, and adding the sum of the resulting products. The weighted average maturity of a Pool Certificate will fluctuate over the life of the Pool as Loan Interest defaults, prepayments and normal Loan Interest repayments occur.

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